Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMTRUST FINANCIAL SERVICES, INC.

AmTrust Financial Services, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

First: The name of the corporation is AmTrust Financial Services, Inc. (hereinafter the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 7, 1990. The original Certificate of Incorporation was amended on August 28, 1998 by filing a Certificate of Amendment of Certificate of Incorporation, providing for the change of the corporate name from Financial Service International, Inc. to AmTrust Financial Services, Inc. The Certificate of Incorporation was further amended on June 21, 2001 by filing a Certificate of Renewal and Revival of Certificate of Incorporation with the Secretary of State of the State of Delaware providing for the revival and renewal of its Certificate of Incorporation, which became inoperative on March 1, 2001. The Certificate of Incorporation was further amended on March 28, 2003 by filing a Certificate of Amendment of Certificate of Incorporation, amending Article “FOURTH” of the Certificate of Incorporation, authorizing the issuance of two classes of stock to be designated Common Stock and Preferred Stock. The total number of shares that the Corporation was authorized to issue was 2,000 shares, of which 1,000 shares shall be Common Stock and 1,000 shares shall be Preferred Stock, each of which shall have no par value per share. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 7, 2006 to (i) increase the authorized capital stock of the Corporation to 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, (ii) provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting, and (iii) provide a process for the removal of directors.

Second: The provisions of the Certificate of Incorporation, as amended, are hereby amended and restated and integrated into the single instrument which is hereinafter set forth, and which is hereinafter entitled Amended and Restated Certificate of Incorporation.

Third: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

Fourth: This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation’s Certificate of Incorporation as follows:

ARTICLE I

Name

The name of the Corporation shall be AmTrust Financial Services, Inc.

ARTICLE II

Registered Office; Registered Agent

The registered agent and registered office of the Corporation is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

ARTICLE III

Corporate Powers

The purposes of the Corporation are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.

ARTICLE IV

Authorized Capital

Section 4.1 Classes Of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

Section 4.2 Preferred Stock. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restriction thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

ARTICLE V

Board of Directors

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than five directors nor more than thirteen directors, the exact number of directors to be determined from time to time exclusively by resolutions adopted by the Board of Directors. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filed only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the vacancy so filled. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of suck directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

Removal of Directors

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by (i) the affirmative vote of the holders of a majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VI as one class or (ii) the affirmative vote of a majority of the total number of directors of the Corporation if there were no vacancies.

ARTICLE VII

Written Ballot

Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless and to the extent that the By-Laws of the Corporation shall otherwise provide.

ARTICLE VIII

No Stockholder Action Without Meeting

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-Laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the General Corporation Law of Delaware.

ARTICLE IX

Special Meeting of Stockholders

Special meetings of the stockholders of the Corporation for any purposes may be called at any time by the Chairman of the Board of Directors, if one be elected, the Chief Executive Officer, the President or by the Board of Directors pursuant to a resolutions approved by a majority of the total number of directors of the Corporation if there were no vacancies. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE X

Officers

The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE XI

Indemnification, Limitation of Director Liability

The Corporation shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to or otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he or she is or was a director of officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, in any capacity. Nothing contained herein shall affect any rights to indemnification in which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XII

Amendment of By-Laws

Except to the extent that the By-Laws or this Amended and Restated Certificate of Incorporation otherwise provides, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of a majority of the total number of directors of the Corporation if there were no vacancies. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of a majority of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation this 23rd day of May, 2013.

AMTRUST FINANCIAL SERVICES, INC.

By: /s/ Stephen Ungar
Stephen Ungar
Secretary and General Counsel